8-K/A 4 rcat1119form8ka1exh99_2.htm UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF FAT SHARK HOLDINGS, LTD. AND SUBSIDIARIES FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2020

Exhibit 99.2

FAT SHARK HOLDINGS
Condensed Consolidated Balance Sheets

	September 30,	September 30,
	2020	2019
ASSETS
Current Assets
Cash and equivalents	$237,560	$362,022
Accounts receivable, net	185,656	404,987
Inventory	276,297	556,042
Other	416,863	5,575
Total Current Assets	1,116,376	1,328,626

Other	105,000	$55,000

TOTAL ASSETS	$1,221,376	$1,383,626

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$258,514	$792,314
Accrued Expenses	48,478	35,370
Customer deposits	40,249	$0
	347,241	827,684

Notes Payable	936,271	$936,271
Commitments and contingencies

Stockholders' Equity
Preferred Stock - 700,000 shares authorized and outstanding	35,000	35,000
Common Stock - 500 million shares authorized; zero shares outstanding	0	0
Additional paid-in capital	1,200	1,200
Accumulated deficit	(98,336)	(416,529)
Total Stockholders' Equity	(62,136)	(380,329)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,221,376	$1,383,626

See accompanying notes.

FAT SHARK HOLDINGS
Condensed Consolidated Statements Of Operations

	Period ended September 30,
	2020	2019
Revenues	$4,436,439	$5,597,234

Cost of goods sold	3,463,995	4,355,218

Gross Margin	972,444	1,242,016

Operating Expenses
Operations	119,063	202,829
Research and development	207,514	328,628
Sales and marketing	57,678	67,901
General and administrative	280,562	402,982
Total operating expenses	664,817	1,002,340
Operating income	307,627	239,676

Provision for income taxes	—	—

Net income	$307,627	$239,676

FAT SHARK HOLDINGS
Condensed Consolidated Cash Flows Statements

	Period ended September 30,
	2020	2019
Cash Flows from Operating Activities
Net income	$307,626	$239,676
Adjustments to reconcile net income to net cash from operations:
Forgiveness of note receivable	(50,000)	—
Opening Equity	—	(4,000)
Changes in operating assets and liabilities
Accounts receivable	313,819	175,716
Inventory	203,125	375,862
Other current assets	(271,338)	(5,575)
Accounts payable	(697,195)	(127,162)
Accrued expenses	8,461	391
Customer deposits	(90,289)	(83,722)
Net cash (used in) provided by operating activities	(275,791)	571,186

Cash Flows from Investing Activities	—	—

Cash Flows from Financing Activities
Repurchase of common stock	—	(30,000)
Payments under notes payable	—	(863,729)
Net cash used in financing activities	—	(893,729)

Net decrease in cash	(275,791)	(322,543)
Cash, beginning of period	513,351	412,320
Cash, end of period	$237,560	$89,777

Cash paid for interest and taxes	—	—

See accompanying notes.

FAT SHARK HOLDINGS
Condensed Consolidated Stockholders' Equity Statements

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances, December 31, 2018	700,000	$35,000	300,000	$15,000	$16,200	($656,205)	($590,005)

Repurchase of common stock			(300,000)	(15,000)	(15,000)		(30,000)

Net Income						239,676	239,676

Balances, September 30, 2019	700,000	35,000	—	—	1,200	(416,529)	(380,329)

Balances, December 31, 2019	700,000	35,000	—	—	1,200	(405,963)	(369,763)

Net income						307,627	307,627

Balances, September 30, 2020	700,000	35,000	—	—	1,200	(98,336)	(62,136)

FAT SHARK HOLDINGS

Notes to Condensed Consolidated Financial Statements

September 30, 2020 and 2019

(unaudited)

Our unaudited interim condensed consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the unaudited interim condensed consolidated financial statements reflect all adjustments of a normal recurring nature that are necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

Note 1 – The Business

The Company was founded in 2007. The Company’s primary business is the sale of consumer electronics products to the first-person view (FPV) sector of the drone industry. Fat Shark’s flagship products are headsets with a built in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera mounted on an aerial platform. The Company is also developing Shark Byte, a digital video downlink to allow for the low latency transmission from the camera on the drone. This technology is designed to replace the analog platforms currently used for FPV.

Principles of Consolidation – The condensed consolidated financial statements include the accounts of our wholly owned subsidiaries, Fat Shark Tech Ltd. Inc. and Fat Shark Technology SEZC. Intercompany transactions and balances have been eliminated.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting – The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash – Cash balances at September 30, 2020 and 2019 totaled $237,560 and $362,022, respectively, and were held across multiple commercial banks and financial services companies. We have not experienced any loss on these accounts and believe they are not exposed to any significant credit risk.

Leases – Leases at September 30, 2020 and 2019 are short term in nature and do not require accounting under the lease accounting standards.

Revenue Recognition – The Company recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, issued by the Financial Accounting Standards Board (“FASB”). This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including (i) identifying the promised goods, (ii) evaluating performance obligations, (iii) measuring the transaction price, (iv) allocating the transaction price to the performance obligations if there are multiple components, and (v) recognizing revenue as each obligation is satisfied. The Company’s revenue transactions include a single component, specifically, the shipment of goods to customers based upon orders. Most customers pay at the time the order is ready to be shipped and the Company recognizes revenue upon shipment. The timing of the shipment of orders can vary considerably depending upon whether an order is for an item normally maintained in inventory or an order that is in the process of being manufactured. Customer deposits totaled $40,249 and $0 at September 30, 2020 and 2019, respectively.

Research and Development – Research and development expenses include payroll, contractor costs, prototyping costs, and other material purchases associated with product development. Research and development expenses also include third-party development costs. Costs related to software and hardware development are included in research and development expenses until production validation testing (PVT) is completed. For our hardware products, this is the step just prior to mass production and sales. Once technological feasibility is reached, such costs will be capitalized and amortized over the estimated lives of the products.

Income Taxes – Fat Shark Holdings, Fat Shark Tech LTD and Fat Shark Technology SEZC all operate exclusively in the jurisdiction of the Cayman Islands. The operating jurisdiction does not charge income taxes and none of the companies create tax nexus with any jurisdictions which would claim income tax.

Recent Accounting Pronouncements – Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated financial statements.

Related Parties – Parties are considered to be related if they have control or significant influence, directly or indirectly, over us, including key management personnel and members of the Board of Directors. Related Party transactions are disclosed in Note 4.

Note 2 – Notes Payable

In connection with its initial capitalization, the Company entered into an agreement with its sole shareholder to secure up to $2,000,000 in debt financing. The agreement provides for an interest rate of 1% annually and a term of twenty years. The Company borrowed $100,000 in July 2017 and an additional $1,700,000 in September 2017. In May 2019, the Company made a payment of $507,912 and in August 2019, the Company made an additional payment of $355,817. The principal balance and accrued interest totaled $978,841 at September 30, 2020. Interest expense totaled $7,028 and $0 for the years ended September 30, 2020 and 2019, respectively. In connection with the acquisition of the Company in November 2020, the Note was forgiven. See Note 5 for further information.

Note 3 – Stockholders’ Equity

Common Stock

There are 300,000 shares of common stock authorized for issuance by Fat Shark with each share having a par value of $0.05 per share and entitled to one vote. A total of 30,000 shares were issued in September 2017 for $30,000. These shares were repurchased in February 2019. No shares of Fat Shark common stock were outstanding at September 30, 2020.

Fat Shark holds 100 shares of the common stock of each of its subsidiaries which it acquired for a total cost of $200. This amount is included in additional paid in capital.

Preferred Stock

There are 700,000 shares of preferred stock authorized for issuance with each share having a par value of $0.05 per share and entitled to one vote.

Note 4 – Related Party Transactions

The Company completed transactions in 2020 and 2019 with entities controlled by the spouse of the Company’s sole shareholder. These include:

•	Purchases of Finished Goods from Shenzhen Fat Shark Electronics Co., Ltd which totaled $3,180,009 and $3,527,259 for the nine months ended September 30, 2020 and 2019, respectively.

•	Retail Partner sales of finished goods to Direct FPV Ltd for importation and distribution of products inside of mainland China. Sales totaled $672,230 and $960,528 for the nine months ended September 30, 2020 and 20119 respectively.

•	Administrative and logistics services from AceccTV which totaled $43,445 and $81,297 for the nine months ended September 30, 2020 and 2019, respectively.

•	Purchases of Finished Goods from AceccTV which totaled $3,750 and $225,950 for the nine months ended September 30, 2020 and 2019, respectively.

In June 2020, Fat Shark Technology SEZC entered into an unsecured term note agreement to loan Doctor Goggle SEZC US$50,000. The agreement provides for an interest rate of 3% annually and a term of twenty years. In connection with the acquisition of the Company in November 2020, the Note was forgiven. See Note 5 for further information.

Note 5 – Subsequent Events

Subsequent events have been evaluated through the date of this filing.

On November 2, 2020, the Company was acquired by Red Cat Holdings, a Puerto Rico based company. Under the terms of the agreement, Red Cat acquired 100% of the Company’s outstanding equity and issued to the Company’s sole shareholder consideration totaling (i) 5,227,223 shares of common stock of Red Cat, (ii) a cash payment of $250,000, and (iii) a promissory note for $1,500,000. The promissory note bears interest at 3%, and the entire principal and accrued interest is due on November 1, 2023.